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                                                        EXHIBIT 23(d)



                              February 13, 1995




The Board of Directors
FFE Financial Corp.
1160 South McCall Road
Englewood, FL  34223

Dear Board Members:

        We hereby consent to the reference to our firm in the Form S-4 to be filed by SouthTrust Corporation ("SouthTrust") with the Securities and Exchange Commission in connection with the acquisition of FFE Financial Corp. and further consent to the incorporation of our Fairness Opinion, including excerpts therefrom, in such Form S-4. Further, we consent to the aforementioned inclusion and references in the Proxy Statement/Prospecuts to be issued in connection with the acquisition of FFE by SouthTrust.



                                                Sincerely,


                                                /s/ Hovde Financial, Inc.
                                                ----------------------------
                                                HOVDE FINANCIAL, INC.